                                                                                 Exhibit (a)(47)

IVY FUNDS

Ivy International Growth Fund
(Formerly, Ivy International Fund)
Ivy International Core Equity Fund
(Formerly, Ivy International Value Fund)
Ivy Cundill Global Value Fund

Redesignations of Series of Shares of Beneficial Interest and
Redesignations of Classes of Shares of Beneficial Interest, No Par Value Per Share

The undersigned, being at least a majority of the Trustees of Ivy Fund (the "Trust"), a voluntary association organized under an Agreement and Declaration of Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), a copy of which document is on file in the office of the Secretary of the Commonwealth of Massachusetts, hereby approve and adopt the following resolutions as actions of the Trustees:

RESOLVED, that the name of Ivy International Fund ("Fund") be, and it hereby is, changed to Ivy International Growth Fund; and

FURTHER RESOLVED, that the Fund's Class A, Class B, Class C, Class I, Class Y and Advisor Class shares be, and they hereby are, redesignated as "Ivy International Growth Fund - Class A," "Ivy International Growth Fund - Class B," "Ivy International Growth Fund - Class C," "Ivy International Growth Fund - Class II," "Ivy International Growth Fund - Class Y" and "Ivy International Growth Fund - Advisor Class," respectively; and

FURTHER RESOLVED, that the name of Ivy International Value Fund ("Fund") be, and it hereby is, changed to Ivy International Core Equity Fund; and

FURTHER RESOLVED, that the Fund's Class A, Class B, Class C, Class I, Class Y and Advisor Class shares be, and they hereby are, redesignated as "Ivy International Core Equity Fund - Class A," "Ivy International Core Equity Fund - Class B," "Ivy International Core Equity Fund - Class C," "Ivy International Core Equity Fund - Class II," "Ivy International Core Equity Fund - Class Y" and "Ivy International Core Equity Fund - Advisor Class," respectively; and

FURTHER RESOLVED, that the Ivy Cundill Global Value Fund - Class I, shares be, and they hereby are, redesignated as "Ivy Cundill Global Value Fund - Class II"; and

FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that this Amendment is filed with the State of Massachusetts.

         The undersigned hereby determine that the foregoing shall constitute an Amendment to the Declaration of Trust, effective as of the date that such Amendment to the Declaration of Trust is filed in the offices of the Commonwealth of Massachusetts.

Dated: November 29, 2006

/s/Jarold W. Boettcher	/s/Glendon E. Johnson, Jr.
Jarold W. Boettcher, as Trustee	Glendon E. Johnson, Jr., as Trustee

/s/ James D. Gressett	/s/Eleanor B. Schwartz
James D. Gressett, as Trustee	Eleanor B. Schwartz, as Trustee

/s/Joseph Harroz, Jr.	/s/Michael G. Smith
Joseph Harroz, Jr., as Trustee	Michael G. Smith, as Trustee

/s/Henry J. Herrmann	/s/Edward M. Tighe
Henry J. Herrmann, as Trustee	Edward M. Tighe, as Trustee